SUB-ITEM 77Q1(A)

                               AMENDMENT NO. 4 TO
                          AMENDED AND RESTATED BYLAWS
                        OF AIM TREASURER'S SERIES TRUST

                        Adopted effective April 30, 2010

The Amended and Restated Bylaws of AIM Treasurer's Series Trust (the "Trust"), adopted effective September 14, 2005, (the "Bylaws"), are hereby amended as follows:

     1. AIM Treasurer's Series Trust is now named AIM Treasurer's Series Trust (Invesco Treasurer's Series Trust).

     2. All references to AIM Treasurer's Series Trust in the Bylaws are hereby deleted and replaced with AIM Treasurer's Series Trust (Invesco Treasurer's Series Trust).